Exhibit 10.15

Notice of Award
SMALL BUSINESS INNOVATION RESEARCH PROG Issue Date: 07/31/2013
Department of Health and Human Services National Institutes of Health
NATIONAL INSTITUTE OF DIABETES AND DIGESTIVE AND KIDNEY DISEASES

Grant Number: 5R44DK066654-06 REVISED

Principal Investigator(s):

WEIZHONG CAI, PHD

Project Title: Pilot Clinical Study in Renal Transplantation

Dr. Goldberg, Itzhak D.

President & Scientific Director

1050 Stewart Ave.

Garden City, NY 11530

Award e-mailed to: igoldberg@angion.com

Budget Period: 08/01/2010 – 07/31/2014

Project Period: 05/01/2004 – 07/31/2014

Dear Business Official:

The National Institutes of Health hereby revises this award (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to ANGION BIOMEDICA CORPORATION in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute Of Diabetes And Digestive And Kidney Diseases of the National Institutes of Health under Award Number R44DK066654. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with 42 CFR Part 50 Subpart F. Subsequent to the compliance date of the 2011 revised FCOI regulation (i.e., on or before August 24, 2012), Awardees must be in compliance with all aspects of the 2011 revised regulation; until then, Awardees must comply with the 1995 regulation. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

CAROLYN KOFA

Grants Management Officer

NATIONAL INSTITUTE OF DIABETES AND DIGESTIVE AND KIDNEY DISEASES

1	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Additional information follows

2	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECTION I – AWARD DATA – 5R44DK066654-06 REVISED

Award Calculation (U.S. Dollars)

Federal Direct Costs	$	[***]
Federal F&A Costs	$	[***]
Approved Budget	$	[***]
Fee	$	[***]
Federal Share	$	[***]
TOTAL FEDERAL AWARD AMOUNT		$822,071

AMOUNT OF THIS ACTION (FEDERAL SHARE)		$0

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
6	$822,071	$822,071

Fiscal Information:
CFDA Number:	93.847
EIN:	1113430072A1
Document Number:	RDK066654C
Fiscal Year:	2010

IC	CAN	2010
DK	8469933	$822,071

NIH Administrative Data:

PCC: KMM KSB / OC: 414E / Released: KOFAC 07/30/2013

Award Processed: 07/31/2013 12:11:51 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 5R44DK066654-06 REVISED

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – TERMS AND CONDITIONS – 5R44DK066654-06 REVISED

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 74 or 45 CFR Part 92 as applicable.
d.	The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at ‘http://grants.nih.gov/grants/policy/awardconditions.htm’ for certain references cited above.)

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory.

3	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award provides support for one or more clinical trials. By law (Title VIII, Section 801 of Public Law 110-85), the “responsible party” must register “applicable clinical trials” on the ClinicalTrials.gov Protocol Registration System Information Website. NIH encourages registration of all trials whether required under the law or not. For more information, see http://grants.nih.gov/ClinicalTrials_fdaaa/

This award represents the final year of the competitive segment for this grant. See the NIH Grants Policy Statement Section 8.6 Closeout for complete closeout requirements at: http://grants.nih.gov/grants/policy/#gps ..

A final Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date; see the NIH Grants Policy Statement Section 8.6.1 Financial Reports, http://grants.nih.gov/grants/policy/#gps, for additional information on this submission requirement. The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FFR expenditure data and the Payment Management System’s (PMS) cash transaction data.

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted within 90 days of the expiration date. The HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm.

Unless an application for competitive renewal is submitted, a final progress report must also be submitted within 90 days of the expiration date. Instructions for preparing a Final Progress Report are at: http://grants.nih.gov/grants/funding/finalprogressreport.pdf. Any other specific requirements set forth in the terms and conditions of the award must also be addressed in the final progress report. Institute/Centers may accept the progress report contained in competitive renewal (type 2) in lieu of a separate final progress report. Contact the awarding IC for IC- specific policy regarding acceptance of a progress report contained in a competitive renewal application in lieu of a separate final progress report.

NIH strongly encourages electronic submission of the final progress report and the final invention statement through the Closeout feature in the Commons, but will accept an email or hard copy submission as indicated below.

Email: The final progress report and final invention statement may be e-mailed as PDF attachments to the NIH Central Closeout Center at: DeasCentralized@od.nih.gov.

Hard copy: Paper submissions of the final progress report and the final invention statement may be faxed to the NIH Division of Central Grants Processing at 301-480-2304, or mailed to:

NIH Division of Central Grants Processing, OER

6705 Rockledge Drive

Suite 5016, Room 5109

MSC 7986

Bethesda, MD 20892-7986 (for regular or U.S. Postal Service Express mail)

Bethesda, MD 20817 (for other courier/express mail delivery only)

NOTE: If this is the final year of a competitive segment due to the transfer of the grant to another institution, then a Final Progress Report is not required. However, a final FFR is required and should be submitted electronically as noted above. If not already submitted, the Final Invention Statement is required and should be sent directly to the assigned Grants Management Specialist.

Treatment of Program Income:

Additional Costs

SECTION IV – DK Special Terms and Conditions – 5R44DK066654-06 REVISED

REVISION #2:

Revised award issued to extend the budget and project period for an additional 12 months duation, ending July 31, 2014, as requested in the grantee’s letter dated June 24, 2013.

4	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

THE FOLLOWING TERMS FROM THE PREVIOUS NOTICE OF AWARD ISSUED ON MAY 24, 2012, ALSO APPLY TO THIS AWARD:

REVISION #1:

Revised award issued to extend the budget and project period for an additional 12 months duation, ending July 31, 2013, as requested by the grantee.

This revised award also reflects the NIDDK’s receipt and acceptance of the grantee’s notification, certifying IRB approval on January 27, 2010. Accordingly, the restriction prohibiting research involving human subjects on the Notice of Award issued on September 12, 2010, is removed.

No funds may be drawn down from the payment system and no obligations may be made against Federal funds for research involving human subjects at any site engaged in such research for any period not covered by an OHRP-approved Assurance and by an IRB approval consistent with 45 CFR Part 46.

THE FOLLOWING TERMS FROM THE PREVIOUS NOTICE OF AWARD ISSUED ON SEPTEMBER 12, 2010, ALSO APPLY TO THIS AWARD:

The issuance of this award has been delayed due to administrative considerations. According to NIH policy, if preaward costs are necessary, they may be approved by the authorized Institution Official(s).

The grantee is required to follow the data and safety monitoring plan included in the previous application and may not implement any changes in the plan without the written prior approval of the NIDDK.

This award includes funds awarded for consortium activity with the University of Pittsburg as stated in letter dated 03/29/2010 in the amount of $[***] total cost. Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement is available at http://grants1.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part12.htm#_Toc54600251, pages 224-227.

In addition to the PI, the following individuals are named as key personnel: (Dr. Shapiro)

Written prior approval is required if any of the individual(s) named above withdraws from the project entirely, is absent from the project during any continuous period of 3 months or more, or reduces time devoted to the project by 25 percent or more from the level that was approved at the time of award.

Prior to drawing down funds for this award from the payment management system, you are required to have in place written policies and procedures for financial and business management systems. Your systems must comply with the standards included in the attachment to the letter/email “Requirements for Financial and Business Management Systems Requirements for SBIR/STTR Awardees” which was sent to your organization’s Business Official on May 20, 2009.

The policies and procedures must remain in effect for the duration of this project.

Notice: Under governing regulations, Federal funds administered by the Department of Health and Human Services shall not be expended for research involving human subjects, and individuals shall not be enrolled in such research, without prior approval by the Office of Human Research Protections (OHRP) of an assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP- approved assurances, whether domestic or foreign, and compliance must be ensured by the awardee.

The fee provided as part of this grant award is in addition to the allowable direct and indirect costs. An adjustment of the fee will be made in the event the grant is terminated. The fee should

5	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

be drawn down from the DHHS Payment Management System in increments proportional to the draw down of funds for costs. Questions concerning access to the Payment Management System should be directed to the PMS office (877)614-5533.

Allowable costs of activities conducted by for-profit organizations will be determined by applying the cost principles of the Federal Acquisition Regulation set forth in 48 CFR, Subpart 31.2. (see http://www.access.gpo.gov/nara/cfr/waisidx_01/48cfr31_01.html)

Intellectual property rights: Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States government support. Under Title 37 Code of Federal Regulations Part 401, the government receives a royalty free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, MSC 7980, Bethesda, MD 20892-7980, (301) 435-1986. For additional information, access the NIH link on the interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the government release any information that is part of that patent application. Prior approval to implement budgetary and programmatic changes, where required by NIH Policy, (See the NIH Grants Policy Statement for prior approval requirements at: http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part7.htm#_Toc54600126) must be obtained in writing from the Grants Management contact shown on this Notice of Award. A letter signed by the Principal Investigator and a Business Official of the Grantee Institution should include an explanation and justification for the action(s). Requests may be made via e-mail provided they are routed through these same officials. If there are questions as to whether an action requires prior approval, contact the Grants Management Specialist.

Grantees must access a website to determine which progress reports are due. The Office of Policy for Extramural Research Administration, OER, National Institutes of Health (NIH) hosts the website located at: http://era.nih.gov/userreports/pr_due.cfm. Grantees are responsible for periodically checking the list, which is updated on/around the 30th of each month. In addition to this website, email reminders are sent to the Principal Investigator.

Effective with non-competing progress reports due on/after October 1, 2004, NIH is centralizing receipt and initial processing of all NIH non-competing progress reports. The new centralized mailing address for all NIH Institutes/Centers (IC) is now:

Division of Extramural Activities Support, OER

National Institutes of Health

6705 Rockledge Drive, Room 2207, MSC 7987

Bethesda, MD 20892-7987 (for regular or US Postal Service Express mail)

Bethesda, MD 20817 (for other courier/express mail delivery only)

Phone Number: (301) 594-6584

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants

6	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Charlette Kenley

Email: kenleyc@extra.niddk.nih.gov Phone: (301) 594-8847 Fax: (301) 480-3504

Program Official: Marva M. Moxey-mims

Email: moxey-mimsm@extra.niddk.nih.gov Phone: (301) 451-5037 Fax: (301) 480-3510

7	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SPREADSHEET SUMMARY

GRANT NUMBER: 5R44DK066654-06 REVISED

INSTITUTION: ANGION BIOMEDICA CORPORATION

Facilities and Administrative Costs	Year 6
F&A Cost Rate 1		90%
F&A Cost Base 1	$	[***]
F&A Costs 1	$	[***]

8	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.